Exhibit 21.1

Kinetic Concepts, Inc.
Listing of Subsidiaries

Subsidiaries of Registrant	State or Other Jurisdiction of Incorporation or Organization
KCI Medical Australia PTY, Ltd.	Australia
KCI Austria GmbH	Austria
Biomonde Holdings BVBA	Belgium
KCI Medical Belgium BVBA	Belgium
Polymedics BVBA	Belgium
KCI (Bermuda) Holding Ltd.	Bermuda
Equi-Tron Manufacturing, Inc.	Canada
KCI Equitron, Inc.	Canada
KCI Medical Canada, Inc.	Canada
LifeCell Canada Inc.	Canada
KCI APAC Holding Ltd	Cayman Islands
KCI Medical Holdings Unlimited	Cayman Islands
KCI MS Unlimited	Cayman Islands
KCI Holding Co., Inc.	Delaware
KCI Home Medical, Inc.	Delaware
KCI International Holdings Company, Inc.	Delaware
KCI International, Inc.	Delaware
KCI Licensing, Inc.	Delaware
KCI Real Holdings, L.L.C.	Delaware
KCI USA, Inc.	Delaware
KCI USA Real Holdings, L.L.C.	Delaware
KCII Holdings, L.L.C.	Delaware
LifeCell Canada Inc.	Delaware
KCI Medical ApS	Denmark
Laboratoire KCI Médical	France
KCI Medical Holding GmbH	Germany
KCI Medizinprodukte GmbH	Germany
KCI Hong Kong Holding Limited	Hong Kong
KCI Manufacturing	Ireland
KCI Medical Limited	Ireland
KCI Medical Resources	Ireland
KCI Medical S.r.l.	Italy
KCI KK	Japan
Medical Holdings Limited	Malta
KCI Europe Holding B.V.	Netherlands
KCI Medical B.V.	Netherlands
KCI New Zealand Unlimited	New Zealand
KCI Medical AS	Norway
KCI Medical Puerto Rico, Inc.	Puerto Rico
KCI Medical Asia Pte. Ltd.	Singapore
KCI Medical South Africa Pty, Ltd.	South Africa
KCI Clinic Spain S.L.	Spain
KCI Medical A.B.	Sweden
KCI Medical GmbH	Switzerland
KCI Properties Ltd	Texas
KCI Real Properties Ltd	Texas
KCI Medical Limited	United Kingdom
KCI Medical Products (UK) Ltd	United Kingdom
KCI Medical United Kingdom Limited	United Kingdom
KCI UK Holdings Limited	United Kingdom